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                                                                Exhibit 4(d)(ii)

                          FIRST SUPPLEMENTAL INDENTURE

                  THIS FIRST SUPPLEMENTAL INDENTURE (the "First Supplemental Indenture") is made as of the 15th day of December, 1997, by and between Wachovia Corporation, a North Carolina corporation ("Wachovia"), and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee").

                                    RECITALS

                  WHEREAS, Central Fidelity Banks, Inc., a Virginia corporation ("Central Fidelity"), and the Trustee heretofore executed and delivered an Indenture, dated as of November 25, 1992, (the "Indenture");

                  WHEREAS, pursuant to the Indenture, Central Fidelity issued and the Trustee authenticated and delivered $150,000,000 aggregate principal amount of Subordinated Debt Securities due 2002 (the "Securities");

                  WHEREAS, effective on December 15, 1997, a wholly owned subsidiary of Wachovia merged with and into Central Fidelity and Central Fidelity then merged with and into Wachovia (the latter merger being referred to herein as the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of June 23, 1997, by Wachovia and Central Fidelity; and

                  WHEREAS, Section 10.01 of the Indenture provides that Central Fidelity will not merge with any other person in a transaction in which Central Fidelity is not the survivor unless, among other things, the surviving corporation expressly assumes the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant and every obligation of the Indenture on the part of Central Fidelity to be performed.

                  NOW, THEREFORE, Wachovia hereby covenants and agrees with the Trustee as follows:

                  SECTION I. Assumption. Wachovia, as surviving corporation in the Merger, hereby assumes the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant and every obligation of the Indenture on the part of Central Fidelity to be performed.

                  SECTION II. Effect of First Supplemental Indenture. Upon the execution of this First Supplemental Indenture by Wachovia and the Trustee, the Indenture shall be modified in accordance herewith, and this First Supplemental Indenture shall form a part

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of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

                  SECTION III. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

                  SECTION IV. Indenture and First Supplemental Indenture Construed Together. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this First Supplemental Indenture shall henceforth be read and construed together.

                  SECTION V. Confirmation and Preservation of Indenture. The Indenture as supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

                  SECTION VI. Conflict with Trust Indenture Act. If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                  SECTION VIII. Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION IX. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

                  SECTION X. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  SECTION XI. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent and their successors and assigns, the holders of Senior Debt and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

                  SECTION XII. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by Wachovia shall bind its successors and assigns, whether so expressed or not.

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                  SECTION XIII. Governing Law. This First Supplemental Indenture
shall be deemed to be a contract under the laws of the State of New York, without regard to principles of conflicts of laws.

                  SECTION XIV. Recitals. The recitals contained in this First Supplemental Indenture shall be taken as the statements of Wachovia, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

                  SECTION XV. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which is an original; but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                 WACHOVIA CORPORATION



                                 By:  /s/ L. M. Baker, Jr.
                                    ------------------------------
                                    Name: L. M. Baker, Jr.
                                    Title: President and Chief Executive Officer

Attest:

  /s/ Alice Washington Grogan
---------------------------------
Name:  Alice Washington Grogan
Title: Secretary

                                 THE CHASE MANHATTAN BANK, as Trustee




                                 By:
                                    --------------------------------
                                    Name:
                                    Title:





---------------------------------
Name:
Title:

                                      -3-

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                  SECTION XIII. Governing Law. This First Supplemental Indenture
shall be deemed to be a contract under the laws of the State of New York, without regard to principles of conflicts of laws.

                  SECTION XIV. Recitals. The recitals contained in this First Supplemental Indenture shall be taken as the statements of Wachovia, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

                  SECTION XV. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which is an original; but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                 WACHOVIA CORPORATION



                                 By:
                                    ------------------------------
                                    Name:
                                    Title:

Attest:


---------------------------------
Name:
Title:

                                 THE CHASE MANHATTAN BANK, as Trustee




                                 By: /s/ Francine Springer
                                    --------------------------------
                                    Name: Francine Springer
                                    Title:




 /s/ Wanda Eiland
---------------------------------
Name: Wanda Eiland
Title: Trust Officer

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